Exhibit 99.1

Faraday Future Marks the Return of Its Founding Team: YT Jia Acknowledged and Appointed as Sole Global CEO and Jerry Wang Appointed Global Executive Chairman; FF to Announce Upgraded Transformation Initiatives Next Week to Begin a New Growth Chapter as a Physical AI Company

●	The Board has acknowledged and appointed FF Founder YT Jia as Global CEO and Jerry Wang as Global Executive Chairman. The Board has also accepted Matthias Aydt’s resignation as Global Co-CEO and appointed independent director Chad Chen as Lead Independent Director.

●	This leadership transition represents a significant organizational and governance change for the Company marking the return of the founding team and founder-driven entrepreneurial spirit at both the Board and core management levels, and represents a key step in deepening the execution of the Company’s Dual-Engine Strategy of “EAI Robotics + EAI EV,” creating long-term value for stockholders, and further reinforcing the Company’s guiding principle of putting stockholders first.

●	The appointment of Jerry Wang, a core founding member of FF, as Global Executive Chairman is expected to further strengthen the Company’s closed-loop management from financing to operating results, reinforce an operating philosophy centered on business quality and financial performance, improve the efficiency and effectiveness of resource allocation, and accelerate strategy execution.

●	The Company plans to announce an upgraded set of five transformation initiatives next week. With the full return of the founding team as a new starting point, the Company aims to cross its operating inflection point as quickly as possible, unlock FF’s intrinsic value, rebuild capital market trust and confidence, and enter its next phase of growth.

Los Angeles, CA (May 10, 2026) — Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced a series of leadership and governance updates. The Company’s Board of Directors has acknowledged and appointed YT Jia as FF Global CEO and Jerry Wang as FF Global Executive Chairman. The Board has also accepted the resignation of Matthias Aydt from his position as Global Co-CEO and appointed independent director Chad Chen as Lead Independent Director. Mr. Aydt will temporarily continue to serve the Company as an internal advisor, while a new role is being discussed separately with the Company’s management team. The Company sincerely thanks Mr. Aydt for his years of dedication and contributions to FF.

The above appointments and changes became effective on May 5, 2026.

As Global CEO, Mr. Jia will oversee Product, EAI R&D, Supply Chain, Manufacturing, Quality, UES, VLE and other business areas. He will jointly oversee Strategy, Capital Markets & Investor Relations, Human Resources, Corporate Operations and AI IT, as well as subsidiaries and regional entities, together with Mr. Wang. Mr. Wang will directly oversee four core corporate functions: Finance, Legal, Government Affairs & Strategic Cooperation, and Risk Management.

“I would like to thank the Company and the Board for their trust,” said YT. “FF will officially evolve into a U.S.-based Physical AI ecosystem company, focusing on two product engines within its EAI robotics business: EAI humanoid and bionic robots, and EAI automotive robots. By building a Three-in-One ecosystem consisting of Device, Data, and Brain & Open-Source and Open Platform, FF aims to create an evolutionary flywheel of ‘scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and larger-scale delivery,’ with the goal of maximizing commercial value.”

From “100-Day Renewal” to the Founder’s Full Return, YT Jia Leading the Company into a New Growth Phase

Over the past year, since Mr. Jia was appointed Co-CEO in April 2025, he has launched a comprehensive “Ten-Punch Combo” transformation, driving progress across strategy, EAI products and technology, business execution, finance, capital markets, government partnerships and corporate compliance. These efforts have contributed to a meaningful improvement in the Company’s operating fundamentals.

One of the most important achievements was the rollout of the Dual-Engine Strategy centered on “EAI Robotics + EAI EV,” with a clearer execution roadmap. As the priority business in the first phase of this strategy, EAI Robotics has shipped 68 units with positive unit gross margin and is working to convert its first-mover advantage into a sustainably leading position. In addition, the SEC investigation that lasted more than four years was concluded with no penalties, removing a historical overhang that had constrained the Company’s development and marking a renewed start for both the Company and its founder.

Based on these achievements, the Board recognized Mr. Jia’s strategic vision, leadership, execution capabilities and the unique value he has created, and acknowledged and appointed him as Global CEO. This acknowledgement marks the full return of FF’s founder-mode execution and founder spirit as the Company enters its next phase of growth.

FF is currently at a critical inflection point. The Company’s “Three-in-One” EAI Robotics strategy and recent execution milestones have gained recognition from both the capital markets and the education market, while product delivery is entering a key ramp-up stage, moving from “1 to N”—from initial deliveries to scaled deployment. At the same time, FFAI is in a 180-day period to regain compliance and must continue rebuilding market confidence. Against this backdrop, Mr. Jia’s acknowledgement as Global CEO carries several important strategic implications:

From a governance perspective: the optimized governance structure is expected to streamline decision-making on major matters, improve responsiveness, and enhance execution efficiency.

From an organizational perspective: the founder’s return represents a powerful call to action for all employees. The entrepreneurial culture of relentless execution championed by Mr. Jia, together with his commitment to “promises made, promises kept” as demonstrated through 53 consecutive weekly investor reports, forms an important foundation for FF’s organizational cohesion and execution momentum.

From a business perspective: As the architect and core driving force of the EAI Dual-Engine Strategy, Mr. Jia is positioned to make more decisive decisions with reduced organizational friction. Moreover, with cross-industry experience spanning intelligent EV and AI, along with more than a decade of hands-on experience in the U.S. market, his direct leadership of the business is expected to minimize strategy transmission loss, accelerating the conversion of first-mover advantages into an almost unassailable competitive moat through the founder’s unique determination and bold decisiveness.

From a capital perspective: As the company’s earliest investors, the founding team is naturally and deeply aligned with stockholder interests. This alignment is expected to help attract strategic investors and long-term capital, while supporting the release of the Company’s intrinsic value.

Jerry Wang Appointed Global Executive Chairman: Enhancing Company's Governance Structure and Strengthening Closed-loop Management

As a core founding member of the company, Mr. Wang has been deeply involved in the company’s key operations and capital initiatives for years, playing a central role in major financing transactions, critical compliance efforts, strategic partnerships, and resource integration initiatives throughout the company’s development.

This appointment further strengthens the company’s closed-loop management from financing to operating results, as well as its operating philosophy of placing operational quality and financial performance at the core. It will also help improve the efficiency and effectiveness of resource allocation, maximizing value creation under limited resources. Through clearer performance targets, more defined risk boundaries, and a clearer path toward value creation, the company aims to continuously strengthen investor confidence and attract long-term capital.

EAI Robot Business Advancing at Full Speed, Five Upgraded Transformation Initiatives to be Announced Next Week

As of April 30, FF had shipped 68 EAI robots with positive gross margins and will continue accelerating production ramp-up in May, steadily progressing toward its first-season delivery target of 200 units by the end of June. The company expects cumulative shipments to exceed 1,000 units in 2026 and aims to turn its first-mover advantage as the first U.S. company to sell and deliver both humanoid and bionic robots, as well as the first to fully expand into the education market, into a sustainably leading momentum.

Next week, the new management team will officially announce the upgraded five transformation initiatives evolved from the original “Ten-Punch Combo” transformations. This will be a declaration of strategic re-launch for the next phase, under the historical context of the founding team fully at the helm, the deepening implementation of the Dual-Engine Strategy, and the robotics business entering a critical growth phase. The company will take the founder’s return as a new starting point, with the Dual-Engine Strategy serving as the central axis and “Stockholders First” as its guiding principle, to drive the company toward rapidly crossing its operational inflection point, rebuilding confidence in the capital markets, and unlocking its true value — so that all long-term stockholders and users can truly share in the value they deserve.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global intelligent Company founded in 2014 and is dedicated to reshaping the future of mobility through vehicle electrification, intelligent technologies, and AI innovation. Its flagship vehicle, the FF 91, began deliveries in 2023 and reflects the brand’s pursuit of ultra-luxury, cutting-edge technology, and high performance. FF’s second brand, FX, targets the high-volume mainstream vehicle market with its first model, the Super One, positioned as a first-class EAI-MPV. FF recently announced its entry into the Embodied AI Robotics business with sales beginning this year, connecting its future strategy of bringing a new era of EAI vehicles and EAI robotics. For more information, please visit https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to timely regain compliance with Nasdaq’s minimum bid requirement; the Company’s common stock will be suspended from trading on Nasdaq if it’s closing price is $0.10 or less for 10 consecutive trading days; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy, which the Company currently lacks; the agreement of stockholders to substantially increase the Company’s share capital, which could result in substantial additional dilution; the willingness of convertible debt investors to fund the Company while it lacks sufficient share capital for conversions; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company's ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company's ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to cover future warranty claims; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company's control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company's operations in China; the success of the Company's remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company's ability to develop and protect its technologies; the Company's ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-K filed with the SEC on March 31, 2025, and Form 10-Qs for the quarters ended June 30, 2025 and September 30, 2025 filed with the SEC on May 9, 2025, August 19, 2025 and November 21, 2025, respectively, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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